UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2013

Luby’s, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-8308	74-1335253
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

1311 Northwest Freeway, Suite 600 Houston, Texas 77040
(Address of principal executive offices)

Registrant’s Telephone Number, including Area Code: (713) 329-6800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 3, 2013, Luby’s, Inc. (the “Company”) entered into an amendment (the “Amendment”) with American Stock Transfer & Trust Company, LLC, to the Rights Agreement, dated as of January 27, 2011, between the Company and American Stock Transfer & Trust Company, LLC (the “Rights Agreement”) to, among other things, extend the final expiration date of the Rights Agreement to January 27, 2017.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and the Amendment, copies of which are filed herewith as Exhibits 4.1 and 4.2, respectively, and each of which is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information contained in Item 1.01 above is incorporated by reference into this Item 3.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description
4.1

Rights Agreement, dated as of January 27, 2011, between Luby’s, Inc. and American Stock Transfer & Trust Company, LLC, including all exhibits thereto (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on February 2, 2011).

4.2	First Amendment to Rights Agreement, dated as of December 3, 2013, between Luby’s, Inc. and American Stock Transfer & Trust Company, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUBY’S, INC.

Date: December 3, 2013	By:	/s/ Christopher J. Pappas
Christopher J. Pappas
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1

Rights Agreement, dated as of January 27, 2011, between Luby’s, Inc. and American Stock Transfer & Trust Company, LLC, including all exhibits thereto (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on February 2, 2011).

4.2	First Amendment to Rights Agreement, dated as of December 3, 2013, between Luby’s, Inc. and American Stock Transfer & Trust Company, LLC.